Exhibit 23.2

KPMG Auditores Independentes	Central Tel	55 (21) 3515-9400
Av. Almirante Barroso, 52 — 4º	Fax	55 (21) 3515-9000
20031-000 — Rio de Janeiro, RJ — Brasil	Internet	www.kpmg.com.br
Caixa Postal 2888
20001-970 — Rio de Janeiro, RJ — Brasil
Consent of Independent Registered Public Accounting Firm
December 11, 2009
We consent to the incorporation by reference in the Registration Statement on Form F-3 of Petrobras International Finance Company of our report dated March 27, 2009, with respect to the consolidated balance sheets of Petrobras International Finance Company and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholder’s deficit and cash flows for each of the years in the three-year period ended December 31, 2008 and the internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 combined annual report on Form 20-F of Petróleo Brasileiro S.A.—Petrobras and Petrobras International Finance Company. We also consent to the inclusion of the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG Auditores Independentes KPMG Auditores Independentes
Rio de Janeiro, RJ — Brazil